Exhibit 10.11

DATED THIS DAY OF 19TH OCTOBER, 2022

BETWEEN

MOBILITYONE SDN. BHD.

(Company No. 200201033972 (601637-T))

(“Seller”)

AND

SUPER APPS HOLDINGS SDN. BHD.

(Company No. 202201014353 (1460050-W))

(“Purchaser”)

SHARE SALE AGREEMENT

SELLER’S SOLICITORS

MESSRS ERIC KANG & ASSOCIATES

Advocates & Solicitors

No. 574A, Jalan E3/6, Taman Ehsan, Kepong,

52100 Kuala Lumpur, Malaysia

Tel: +603 - 6262 5404 / +6017 572 5404

Email: eric.kang@erickanglegal.com

PURCHASER’S SOLICITORS MESSRS IZA NG YEOG & KIT Advocates & Solicitors Suite 13.08, 13th Floor Plaza 138 Jalan Ampang, 50450 Kuala Lumpur Tel: +603-2182 8138 Email: inyk@inyk.com

EXECUTION VERSION

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	K-4

2.	SALE AND PURCHASE	K-4

3.	CONDITION	K-5

4.	CLOSING	K-5

5.	PURCHASE PRICE	K-5

5A.	POST-CLOSING OBLIGATIONS	K-6

5B.	LIMITATIONS OF THE SELLER’S LIABILITY	K-6

6.	MUTUAL REPRESENTATIONS AND WARRANTIES	K-7

7.	GOVERNING LAW AND JURISDICTION	K-7

8.	COUNTERPARTS	K-7

9.	COSTS	K-7

10.	ENTIRE AGREEMENT	K-7

K-2

EXECUTION VERSION

THIS SHARE SALE AGREEMENT is entered into on 19th October, 2022

BETWEEN

(1)	MOBILITYONE SDN. BHD. (Company No. 200201033972 (601637-T)), a company incorporated under the laws of Malaysia with its business address at Wisma LMS, No. 6, Jalan Abdul Rahman Idris, Kampung Baru, 50300 Kuala Lumpur, Malaysia (“Seller”);

AND

(2)	SUPER APPS HOLDINGS SDN. BHD. (Company No. 202201014353 (1460050-W)), a company incorporated under the laws of Malaysia with its business address at L5-07, Level 5, Wisma BU 8, No. 11, Lebuh Bandar Utama, Bandar Utama, 47800 Petaling Jaya, Selangor (“Purchaser”).

Each a “Party” and collective the “Parties”

RECITALS

(A)	ONESHOP RETAIL SDN. BHD. (Company No. 201901037715 (1347045-P)) is a private limited company incorporated under the laws of Malaysia with its registered address at No. 73-1, Jalan Radin Tengah, Bandar Sri Petaling, 57000 Kuala Lumpur, Malaysia; and with its business address at Unit 6-2A-2, Wisma LMS, No. 6, Jalan Abdul Rahman Idris, Kampung Baru, 50300 Kuala Lumpur, Malaysia (“Company”).

(B)	The principal business of the Company includes retail sale of any kind of product without any particular specialization (“Company Business”).

(C):	The Seller is currently the registered holder of the following ordinary shares of RM 1.00 each (“Shares”) in the Company’s share capital which constitutes 100% of shareholding in the Company

Shareholder	Number of Ordinary Shares	Percentage of Shareholding (%)

MobilityOne Sdn. Bhd.	100	100.00

Total	100	100.00

(D)	Subject to the terms of this Agreement, the Purchaser has agreed to purchase from the Seller and the Seller has agreed to sell its Sixty (60) ordinary shares in the Company (“Sale Shares”) to the Purchaser subject to the terms and conditions of this Agreement.

K-3

 EXECUTION VERSION

NOW IT IS HEREBY AGREED as follows: -

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless otherwise specifically defined herein or the context otherwise requires or permits, the following words and expressions have the meanings respectively ascribed to them below:

“Agreement”	means this Share Sale Agreement entered into between the Parties.
“Business Day”	means a day (other than a Saturday, Sunday or public holiday) when banks in Kuala Lumpur are open for business.
“Closing”	means the completion of this Sale Shares in accordance with this Agreement.
“Closing Date”	means the date which falls Seven (7) days after the Unconditional Date or such other date as the Parties mutually agree in writing.
“Condition Fulfilment Period”	means a period of Three (3) months from the date of this Agreement or any other date as mutually agreed between the Parties in writing.
“Encumbrances”

means any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, interest, title, retention or any other security agreement or arrangement.

1.2	In this Agreement, unless the context requires otherwise:

(a)	recitals and headings are used for convenience only and do not affect the interpretation of this Agreement;
(b)	a reference to a party to a document includes that party’s successors and permitted assigns;
(c)	any phrase introduced by the terms “including”, “includes”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding or following those terms;
(d)	the singular includes the plural and vice versa and reference to any gender includes the other genders;
(e)	a statute or guideline or directive, or any provision of a statute, guideline or directive, include any modification, extension, re-enactment or replacement thereof in force at a particular time and in respect of a statute includes all regulations, rules, orders, directives, notices and other instruments then in force and made under that statute.
(f)	any agreement, notice, consent, approval, disclosure or communication under or pursuant to this Agreement must be in writing;
(g)	words denoting an obligation on a party to do an act, matter or thing includes an obligation to procure that it be done or words placing a party under a restriction include an obligation not to permit an infringement of the restriction;
(h)	a reference to “days” shall mean Gregorian calendar days;
(i)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part of it.

2.	SALE AND PURCHASE

2.1	On the terms of this Agreement and subject to the Condition (as defined in paragraph 3.1 below), the Seller shall sell and the Purchaser shall buy the Sale Shares with full title guarantee, free from all Encumbrances and together with all rights that attach (or may in the future attach) to them including, in particular, the right to receive all dividends and distributions declared, made or paid on or after the date of this Agreement.

K-4

EXECUTION VERSION

3.	CONDITION

3.1	The sale and purchase of the Sale Shares herein is conditional upon the Purchaser fulfilling the completion of the merger and acquisition exercise (“Merger & Acquisition Exercise”) between Technology & Telecommunication Acquisition Corporation (NASDAQ: TETE) and the Purchaser where the Purchaser will be fully acquired and/or merged with TETE (“Condition”) on or before the expiry of the Condition Fulfilment Period.

3.2.	The Purchaser and the Seller shall co-operate fully in all actions necessary to procure the satisfaction of the Condition including, but not limited to, the provision by all Parties of all information reasonably necessary to make any application or filing that the Purchaser deems to be necessary or as requested by any relevant authority, keeping all Parties informed of the progress of any notification or filing and providing such assistance as may reasonably be required

3.3	In the event that the Condition is not fulfilled prior to the Condition Fulfilment Date, then without prejudice to the Seller’s other rights or remedies, the Seller may proceed to immediately terminate this Agreement.

3.4	The obligations of the Seller to complete the sale and purchase of the Sale Shares herein shall become unconditional on the date when the Condition has been fulfilled (“Unconditional Date”).

4.	CLOSING

4.1	Closing shall take place on the Closing Date:

(a)	at the offices of the Purchaser’s Solicitors; or
(b)	at any other place or time as agreed in writing by the Seller and the Purchaser.

4.2	At Closing, the Seller shall deliver the following documents set out below to the Purchaser:

(a)	Undated original form of transfer of securities for the Sale Shares signed by the Seller as transferor;
(b)	Two (2) original copies of the Company’s directors’ circular resolution authorizing the transfer of the Sale Shares signed by the directors of the Company;
(c)	Original share certificate(s) for the Sale Shares (if any); and
(d)	Any other documents required for the purposes of effectuating the transfer of the Sale Shares from the Seller to the Purchaser.

4.3	At Closing, the Purchaser shall pay the Purchase Price (as hereinafter defined) to the Seller in accordance with Clause 5 below.

5.	PURCHASE PRICE

5.1	The total consideration for the Sale Shares shall be Ringgit Malaysia Eighty Million (RM60,000,000.00) only (“Purchase Price”).

5.2	At Closing, the Purchase Price shall be paid by the Purchaser to the Seller in the manner below:

(a)	Ringgit Malaysia Forty Million (RM40,000,000.00) only by cash to a bank account designated by the Seller within 14 days upon the completion of the Merger & Acquisition Exercise; and

(b)	Ringgit Malaysia Twenty Million (RM20,000,000.00) only by cash to a bank account designated by the Seller within 180 days upon the completion of the Merger & Acquisition Exercise.

K-5

EXECUTION VERSION

5.3	The Purchaser shall procure Technology & Telecommunication Acquisition Corporation (TETE) to issue its shares (“TETE Shares”) to a stakeholder to be mutually agreed by the Parties (“Stakeholder”) where such Stakeholder shall hold the TETE Shares on trust for the Seller with aggregate value of Ringgit Malaysia Twenty Million (RM20,000,000.00) within 14 days upon the completion the Merger & Acquisition Exercise pending the Seller’s fulfilment of the Post-Closing Obligations as further described in Clause 5A below. The Purchaser agrees and undertakes to procure the Stakeholder to transfer the entire legal and beneficial rights of the TETE Shares to the Seller within 14 days upon the Seller’s fulfilment of the said Post-Closing Obligations at the Purchaser’s own cost and expense.

5.4	The number of TETE Shares (rounded downwards to the nearest whole number) to be issued to the Stakeholder shall be equal to Ringgit Malaysia Twenty Million (RM20,000,000.00) only, with the value to be attributed to each TETE Share being the value per share equal to the issue price for each TETE Share to be issued to the shareholders of the Purchaser pursuant to the Merger and Acquisition Exercise between TETE and the Purchaser.

5.5 The Purchaser warrants and represents that all approvals and authorizations required by the Purchaser for the allotment and issuance of the TETE Shares will be obtained and in full force and effect at Closing. The TETE Shares when issued will be duly and validly issued and free from all Encumbrances and shall have the right to receive all dividends and distributions declared, made or paid after Closing.

5A.	POST-CLOSING OBLIGATIONS

5A1.	The Seller hereby agrees and undertakes the following:-

(a)	it shall provide the necessary technical and business supports to achieve the business target of the Company; and

(b)	it shall unconditionally guarantee the business target at value of no less than RM560,000,000.00 (Ringgit Malaysia Five Hundred and Sixty Million) turnover in the financial year ending 31 December 2023 or any other period as mutually agreed between the Parties (“Business Target”).

5B.	LIMITATIONS OF THE SELLER’S LIABILITY

5B1.	The maximum aggregate liability of the Seller in respect of the Post-Closing Obligations shall not exceed the aggregate number of TETE Shares issued to the Stakeholder pursuant to this Agreement.

K-6

EXECUTION VERSION

6.	MUTUAL REPRESENTATIONS AND WARRANTIES

Each Party represents warrants and undertakes to the other Party the following:

(a)	it is duly established and existing under the laws of the jurisdiction in which it is incorporated and has the power and authority to own its assets and conduct the business which it conducts and which it proposes to conduct under this Agreement;
(b)	it has the power to enter into, exercise his rights, perform and comply with its obligations under this Agreement;
(c)	all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of all necessary consents) have been taken, fulfilled and done in order to enable it to lawfully enter into and exercise its rights and perform and comply with its obligations under this Agreement and that such obligations are legally binding and enforceable;
(d)	its entry into and exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate any restriction imposed by any applicable laws, rules or regulations in the Territory or, as the case may be, bylaws;
(e)	the information set out in this Agreement was, as of the date of this Agreement, true, complete and accurate and not misleading in any way; and
(f)	nothing contained in this Agreement or in the performance of this Agreement will place the party in breach of any other contract or obligation with any third party or agency.

7.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of Malaysia. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of the courts of Malaysia.

8.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together constitute one and the same instrument.

9.	COSTS

The Purchaser shall bear the stamp duty for the transfer of the Sale Shares and this Agreement. Other than as aforesaid, each Party shall pay its own costs and expenses incurred in connection with and incidental to negotiating, preparing and implementing this Agreement.

10.	ENTIRE AGREEMENT

This Agreement is the entire agreement between the Parties and supersedes any and all prior or contemporaneous representations, agreements and promises, written or oral, between the Parties regarding the subject matter of this Agreement.

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K-7

IN WITNESS WHEREOF the duly authorized representatives of the Parties have executed this Agreement.

For and on behalf of ))
MOBILITYONE SDN. BHD.	)
)
	)	/s/ Dato’ Hussian @ Rizal Bin A. Rahman
In the presence of:-		Name: Dato’ Hussian @ Rizal Bin A. Rahman
NRIC No.: 620419-12-5345
Designation: Chief Executive Officer

/s/ Derrick Chia Kah Wai
Name: Derrick Chia Kah Wai
NRIC No.: 710612-10-5097
Designation: Deputy Chief Executive Officer

For and on behalf of	)
SUPER APPS HOLDINGS SDN. BHD.	)
)
	)	/s/ Wan Heng Chee
In the presence of:-		Name: Wan Heng Chee
Nric No.: 610605-10-6587
Designation: Executive Director

/s/ Yap Oi Chin
Name: Yap Oi Chin
NRIC No.: 570118-10-5508
Designation: Secretary

K-8